Exhibit 99.1

CONTACT:    Jon Faulkner
Chief Financial Officer
706-876-5814
jon.faulkner@dixiegroup.com

T.M. Nuckols Named President of Dixie Residential
DALTON, GEORGIA (November 8, 2017) -- Effective November 7, 2017, T.M. Nuckols will assume responsibility for The Dixie Group's (NASDAQ: DXYN) Residential Business, and has been named Corporate Vice President and President of Dixie Residential. T.M. joined Dixie in February 2017 as Executive Vice President of our Residential business so that an orderly transition could take place while plans were being made for Paul Comiskey’s announced March 2018 retirement. T.M. has become an exceptional member of the Dixie team and has proved to be an excellent choice to lead our Residential Business. T.M. will report to Kennedy Frierson, Chief Operating Officer.
Paul Comiskey will continue with Dixie as Corporate Vice President and will work closely with T.M. and his team over the next five months as they finalize 2018 product introductions and evaluate potential new product offerings to our customers. Paul has been a source of experience and expertise to The Dixie Group for the last 11 years, and we thank him for the extraordinary leadership and guidance that he has shown since joining Dixie in 2006.
November 8, 2017
Dan Frierson
Chairman

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